Exhibit 1

Joint Filing Agreement

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Aligos Therapeutics, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

October 30, 2020

Versant Venture Capital VI, L.P.
By:	Versant Ventures VI GP, L.P.
Its:	General Partner
By:	Versant Ventures VI GP-GP, LLC
Its:	General Partner

By:	/s/ Robin L. Praeger, Managing Director

Versant Ventures VI GP, L.P.
By:	Versant Ventures VI GP-GP, LLC
Its:	General Partner

By:	/s/ Robin L. Praeger, Managing Director

Versant Ventures VI GP-GP, LLC

By:	/s/ Robin L. Praeger, Managing Director

Versant Vantage I, L.P.
By:	Versant Vantage I GP, L.P.
Its:	General Partner
By:	Versant Vantage I GP-GP, LLC
Its:	General Partner

By:	/s/ Robin L. Praeger, Managing Director

Versant Vantage I GP, L.P.
By:	Versant Vantage I GP-GP, LLC
Its:	General Partner

By:	/s/ Robin L. Praeger, Managing Director

Versant Vantage I GP-GP, LLC

By:	/s/ Robin L. Praeger, Managing Director